SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 23, 2012

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 23, 2012, Universal Display Corporation (the “Registrant”) entered into a Patent Sale Agreement, dated as of July 23, 2012, by and between FUJIFILM Corporation and the Registrant (the “Agreement”).  Under the Agreement, FUJIFILM sold approximately 1,255 OLED (organic light emitting diode) related patents and patent applications in exchange for a cash payment of $105 million.  The Agreement contains customary representations and warranties and covenants, including respective covenants not to sue by both parties thereto.

The Agreement permits the Registrant to assign all of its rights and obligations under the Agreement to its affiliates, and the Registrant will, prior to the consummation of the transactions contemplated by the Agreement, so assign its rights and obligations to UDC Ireland Limited (“UDC Ireland”), a wholly-owned subsidiary of the Registrant formed under the laws of the Republic of Ireland.

The Agreement is filed as Exhibit 99.1 to this Current Report on Form 10-K and is incorporated in this Item 1.01 by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The transactions contemplated by the Agreement were consummated on July 26, 2012.

The information set forth in Item 1.01 is incorporated in this Item 2.01 by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
99.1	Patent Sale Agreement, dated as of July 23, 2012 by and between FUJIFILM Corporation and Universal Display Corporation

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt
Name: Sidney D. Rosenblatt
Title: Executive Vice President & CFO

Dated: July 27, 2012

                         EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Patent Sale Agreement, dated as of July 23, 2012 by and between FUJIFILM Corporation and Universal Display Corporation